EXHIBIT 99.1

Contacts:
Wendy Chamblee, Vice President of Corporate Communications
Cotton States Insurance Companies
770-391-8903

Melinda Zehr, Public Relations Manager
COUNTRY Insurance & Financial Services
309-821-2009

COUNTRY INSURANCE & FINANCIAL SERVICES
SEEKS REGULATORY APPROVAL OF
COTTON STATES INSURANCE TRANSACTIONS

(March 12, 2004) In follow-up to definitive agreements announced with Atlanta-based Cotton States Insurance Group (Nasdaq: CSLI) in December 2003, COUNTRY Insurance & Financial Services has filed the required Form A with the Georgia Insurance Department to seek approval of the proposed transactions.

     The Form A, Statement Regarding the Acquisition or Change in Control of Cotton States Life, Cotton States Mutual, and Shield Insurance Company, prepared and filed by COUNTRY, includes various exhibits, details of the transactions and explains why the parties believe the two transactions meet Georgia statutory requirements. Other required filings are being made by COUNTRY in Illinois and Connecticut.

     The first transaction between COUNTRY and Cotton States Insurance involves the merger of Cotton States Life Insurance Company with a subsidiary of COUNTRY Life Insurance Company, under which Cotton States Life Insurance stockholders will receive $20.25 cash for each share of outstanding common stock of Cotton States Life Insurance Company. As a result, Cotton States Life Insurance Company will become a privately held company.

     The second transaction establishes a property/casualty alliance between Cotton States Mutual Insurance Company and the COUNTRY property/casualty insurance pool. The Alliance Agreement calls for the business of Cotton States Mutual Insurance Company to be combined with the business of the COUNTRY property/casualty pool, which allows the entire pool to share proportionally in the earning and loss results.

     It is anticipated that, if approved by the stockholders of Cotton States Life, the transactions will close in the second quarter of 2004, with exact timing dependent on regulatory approval. Typically, once the Form A is filed and deemed complete by the Georgia Department of Insurance, a public hearing is held within 30 days and the Commissioner of Insurance delivers a decision within 30 days of the hearing. Cotton States Life Insurance Company has tentatively scheduled a stockholder meeting for April 27, 2004, at the Company’s home office in Atlanta. Stockholders of Cotton States Life Insurance Company will receive a proxy statement prior to that meeting.

     About COUNTRY

     COUNTRY Insurance & Financial Services and its alliances serve about 1 million households and businesses throughout the United States. Founded in 1925, the group now has nearly 2,000 exclusive agents in 15 Midwestern and Western states who offer a full range of property/casualty, life and annuity products, as well as financial and estate planning services. Through alliances, affiliations and relationships with independent agents, their geographic reach spans across the United States. The COUNTRY property/casualty pool includes COUNTRY Mutual Insurance Company, Bloomington, Ill.; Middlesex Mutual Assurance Company, Middletown, Conn.; Holyoke Mutual Insurance Company, Salem, Mass; and MSI Insurance Companies, Arden Hills, Minn. The COUNTRY insurance companies have $1.3 billion of property/casualty premium, $600 million in life premium and are consistently rated A+ by A.M. Best. For additional information, visit www.countryfinancial.com.

About Cotton States

     Cotton States Insurance is a group of companies that has been providing quality insurance products to customers in the Southeast since 1941, with products for auto, home and life. The Group’s product portfolio is complemented with specialty products that are marketed through its two brokerage operations. The Cotton States Insurance Group includes Cotton States Mutual Insurance Company, Shield Insurance Company and Cotton States Life Insurance Company, including its two subsidiaries Cotton States Marketing Resources, Inc. and CSI Brokerage Services, Inc. Cotton States Life Insurance Company is traded on The NASDAQ National Market under the symbol CSLI. For additional information, visit www.cottonstatesinsurance.com.

Forward-Looking Statements

This press release contains forward-looking statements including, without limitation, the ability of the parties to satisfy the conditions to closing set forth in the Agreement and Plan of Merger and the Alliance Agreement and the timing of the closing and the timing of a public hearing, the decision of the Georgia Commissioner of Insurance and the meeting of Cotton States Life’s shareholders. The forward-looking statements set forth herein involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the ability to obtain necessary regulatory and shareholder approvals and the timing thereof, general economic conditions, changes in the economic and financial condition of Cotton States prior to closing, and legislation or regulatory environments that adversely affect the businesses. Cotton States and COUNTRY expressly disclaim any obligation to update these forward-looking statements.